CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

                Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in his or her capacity as an officer of Ministry Partners Investment Company, LLC, (the "Company") that, to his or her knowledge, this Annual Report on Form 10-K for the period ended December 31, 2013 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: March 28, 2014By: /s/ James H. Overholt

James H. Overholt,

Interim Chief Executive Officer

Date: March 28, 2014By: /s/ Susan B. Reilly

Susan B. Reilly,

Principal Accounting Officer